Exhibit 5.1

August 14, 2025

CuriosityStream Inc.
8484 Georgia Ave., Suite 700
Silver Spring, Maryland
Ladies and Gentlemen:

We have acted as counsel to CuriosityStream Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Prospectus Supplement filed on August 14, 2025 (the “Prospectus Supplement”) to the Registration Statement on Form S-3 filed on April 6, 2022 (Registration No. 333-264152) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the offering by a selling stockholder (the “Selling Stockholder”) of 8,050,000 shares (the “Shares”) of common stock, par value $0.0001 (“Common Stock”) of the Company pursuant to the Underwriting Agreement dated August 12, 2025 (the “Underwriting Agreement”) among the Company, the Selling Stockholder and Needham & Company, LLC, as representative of the several underwriters named therein (the “Underwriters”), which includes 1,050,000 additional shares of Common Stock offered and sold pursuant to the exercise by the Underwriters of their option under the Underwriting Agreement to purchase such additional shares.
In connection with this opinion, we have examined and relied upon originals or copies (certified or otherwise identified to our satisfaction) of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended, filed with the Secretary of State of the State of Delaware; (ii) the Amended and Restated Bylaws of the Company, as amended; (iii) the Registration Statement and the base prospectus that forms a part thereof; (iv) the Prospectus Supplement; (v) an executed copy of the Underwriting Agreement and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary for the basis of our opinion hereinafter expressed.
In such examination, we have assumed without verification (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, (v) the authenticity of the originals of such latter documents, and (vi) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations thereof as reproduced in commonly accepted unofficial publications available to us. We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.
This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the aforesaid incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/Arnold & Porter Kaye Scholer LLP